Contact Information:
Chris Hix
Roper Industries, Inc.
Director of Investor Relations
+1 (770) 495-5100
investor-relations@roperind.com

FOR IMMEDIATE RELEASE

Roper Industries Reports Fourth Quarter and Full Year 2003 Results

Strong Fourth Quarter Caps Year of Accomplishments;Company
Forecasting Record 2004 Performance

Duluth, Georgia, February 18, 2004 .... Roper Industries, Inc. (NYSE: ROP) reported full year diluted earnings per share (DEPS) from continuing operations, before debt extinguishment costs, of $2.01, compared with $1.95 in the prior year. The Company reported Net DEPS of $1.41, which includes $16 million of previously announced debt extinguishment costs (net of related income tax benefits) from recapitalization initiatives completed in December. Table 1 is a reconciliation of DEPS. In the fourth quarter, Roper reported DEPS, before debt extinguishment costs, of $0.56, and Net DEPS of $0.06 versus $0.53 in the prior year.

The Company also announced it generated a record $38 million of cash from operating activities in the fourth quarter, excluding the one-time debt extinguishment costs. Cash flow benefited from $4 million of working capital improvements. Table 2 provides a reconciliation of cash flow from operating activities. Roper Industries had $70 million of cash on hand at the end of the year and over $200 million of undrawn revolver capacity.

For the full year 2003, the Company reported record net sales of $657 million, 7% higher than the prior year. Net orders increased 11% in the fourth quarter. Fourth quarter net sales of $170 million were also 7% higher than the prior year quarter. The Company noted particular strength in its water/wastewater markets and in certain of its oil & gas and imaging markets during the fourth quarter. Table 3 contains more information about sales in the quarter. 2003 results do not include any contributions from Neptune Technology Group Holdings (NTGH), which the Company acquired on December 29, 2003 and which will contribute to 2004 results.

“We are pleased to complete 2003 with our fourth consecutive quarter of organic growth, continued strong earnings and record cash flow,” said Brian Jellison, Chairman, President and CEO of Roper Industries. “We achieved record full year results despite $30 million of lower sales to Gazprom and $6 million of costs from restructuring activities that will benefit our performance in 2004.”

“2003 was a very successful year at Roper,” said Mr. Jellison. “In addition to recapitalizing the business and acquiring NTGH, we implemented our new market-focused business structure, strengthened the leadership team, re-ignited our organic growth, completed several restructuring initiatives, and sold off a non-strategic business. With our strengthened financial resources, improving markets, growing cash flow and full pipeline of acquisition opportunities, Roper is well positioned for 2004.”

Outlook for Strong Results in 2004

In 2004, the Company plans to build on its 2003 successes by capturing the opportunities available from the NTGH acquisition, continuing its initiatives to drive organic growth, making strategic acquisitions, driving down net working capital and increasing organizational capabilities. The Company expects these activities to contribute to record 2004 results. The Company announced it is forecasting 2004 net sales of $875 — $925 million, DEPS of $2.45 — $2.70, and cash flow from operating activities of $140 — $160 million.

“With our primary markets stable and improving, we expect to post seasonally better results in the second quarter, largely from improving industrial and energy markets, higher shipments of large oil & gas and water/wastewater projects and benefits from our restructuring activities”, said Mr. Jellison. The Company is forecasting first quarter DEPS of $0.43 — $0.47, excluding NTGH inventory revaluation costs, on sales of $200 — $215 million, and second quarter DEPS of $0.57 — $0.63 on sales of $220 — $230 million.

Roper expects continuously improving results after its typically soft first quarter, which will include approximately $2 million of costs from inventory revaluation following the acquisition of NTGH, and higher costs for Roper to meet requirements of the Sarbanes-Oxley Act. The Company also expects to incur total restructuring costs of $1 million in the first quarter as it completes its restructuring activities by uniting its two AMOT operations under a single global brand structure and reducing the cost structure of its Gazprom-related operations.

Q4 Results by Segment

All comparisons are made against the year-ago period unless otherwise stated.

The Industrial Technology segment reported net sales of $44 million in the fourth quarter, 14% higher due to strong water/wastewater project revenues, improved control system revenues and favorable currency effects. Fourth quarter net orders improved 11% to $41 million. Despite incurring $0.6 million of restructuring costs in the quarter, the segment produced higher operating profit of $9 million from higher sales. Excluding restructuring costs, fourth quarter margins were maintained at 21%.

The Instrumentation segment posted $51 million of net sales, a 14% increase as improvements in certain petroleum and materials testing markets were supplemented with favorable currency effects. Net orders improved 12%. Operating profits increased 25% on the strength of higher sales and benefits from the integration of the 2002 acquisition of Qualitek, offset somewhat from sales in US-denominated currency by European-based operations. Operating margins improved to 21%.

Scientific & Industrial Imaging segment net sales rose 6% to $42 million with volume increases across much of the product portfolio. Net orders decreased 3% due to the timing of orders placed by electron microscopy customers. Operating profits reached $7 million or 17% of net sales.

Energy Systems & Controls segment fourth quarter net sales of $34 million were 9% lower due to lower sales to Gazprom; however, net orders increased 34% to $38 million on significantly higher orders for other oil & gas customers. Lower sales to Gazprom reduced operating profit to $7 million and operating margins to 20%.

Conference Call to be Held at 10:00 AM (ET) Tomorrow

A conference call to discuss these results has been scheduled for 10:00 AM ET on Thursday, February 19, 2004. The call can be accessed via webcast or by dialing (800) 818-5264 (US/Canada) or +1 (913) 981-4910, using confirmation code 571298. Webcast information and conference call materials will be made available in the Investor Information section of Roper’s website (www.roperind.com) prior to the start of the call. Telephonic replays of the conference call will be available for up to two weeks by calling +1 (719) 457-0820 and using the passcode 571298.

Table 1: Reconciliation of DEPS

	Q4 2003	Q4 2002	Full Year 2003	Full Year 2002
DEPS from continuing operations and	$0.56	$0.54	$2.01	$1.95
before debt extinguishment costs
Debt extinguishment costs	(0.50)	--	(0.51)	--
Losses from discontinued operations	--	(0.01)	(0.09)	(0.02)

Net DEPS	$0.06	$0.53	$1.41	$1.93

Table 2: Reconciliation of Cash Flow from Operating Activities (Millions)

	Q4 2003	Q4 2002
Cash flow from operating activities before	$38	$28	+36%
debt extinguishment
Cash flow effect of debt extinguishment*	(24)	--

Cash flow from operating activities as reported	$14	$28	-51%

*In December, the Company completed a public offering of common stock, an offering of convertible notes, and a new senior secured credit facility. Roper used the proceeds generally to fund the acquisition of NTGH, repay its existing credit facility, redeem its outstanding senior notes, and pay fees and costs, including $16 million of previously announced debt extinguishment costs (net of related income tax benefits).

Table 3: Supplemental Net Sales Information (Millions)

	Q4 2003	Q4 2002
Net sales excluding net sales to Gazprom	$165	$150	+9%
Net sales to Gazprom	5	9	-39%

Net sales as reported	$170	$159	+7%

About Roper Industries

Roper Industries is a diversified industrial growth company providing engineered products and solutions for global niche markets. Additional information about Roper Industries, including a glossary for terms used by the Company and registration for Company’s press releases via email, is available on the Company’s website, www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding the benefits we hope to realize from the NTGH acquisition, our ability to make future strategic acquisitions, our ability to execute our growth program, and our ability to achieve improved financial performance. These statements reflect management’s current beliefs and are not guarantees of performance. They involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate the NTGH acquisition and realize expected synergies, any unforeseen liabilities associated with the NTGH acquisition, limitations on our business imposed by our indebtedness, reductions in our business with Gazprom, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks and costs associated with our international sales and operations, difficulties in making and integrating acquisitions, product liability and insurance risks and costs, our ability to achieve anticipated benefits from the realignment of our operating structure, the cyclical nature of our business, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, and potential write-offs of our substantial intangible assets. Other important risk factors are discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, and may be discussed in subsequent filings with the SEC. You should not place undue reliance on any forward looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

_________________

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	December 31, 2003	December 31, 2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$70,234	$15,270
Accounts receivable	150,856	117,984
Inventories	107,082	92,681
Deferred taxes	33,314	12,066
Other current assets	19,706	4,451
Assets held for sale	--	5,113

Total current assets	381,192	247,565

PROPERTY, PLANT AND EQUIPMENT, NET	78,461	50,410

OTHER ASSETS:
Goodwill	715,158	464,664
Other intangible assets, net	298,669	37,253
Deferred taxes	2,034	6,252
Other assets	39,481	18,822

Total other assets	1,055,342	526,991

TOTAL ASSETS	$1,514,995	$824,966

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable	$45,412	$28,380
Accrued liabilities	93,523	60,924
Liabilities related to assets held for sale	--	2,477
Income taxes payable	--	7,563
Deferred taxes	1,639	1,083
Current portion of long-term debt	20,923	20,917

Total current liabilities	161,497	121,344

NONCURRENT LIABILITIES:
Long-term debt	630,186	308,684
Deferred taxes	50,187	2,078
Other liabilities	17,344	11,879

Total liabilities	859,214	443,985

STOCKHOLDERS' EQUITY:
Common stock	372	326
Additional paid-in capital	293,402	89,264
Retained earnings	336,520	303,101
Accumulated other comprehensive earnings	48,989	12,692
Treasury stock	(23,502)	(24,402)

Total stockholders' equity	655,781	380,981

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,514,995	$824,966

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Twelve Months ended December 31,
	2003	2002	2003	2002 **
Net sales	$169,794	$159,068	$657,356	$614,443
Cost of sales	80,714	74,012	311,218	284,460

Gross profit	89,080	85,056	346,138	329,983
Selling, general and administrative expenses	59,776	56,602	238,038	220,387

Income from operations*	29,304	28,454	108,100	109,596
Interest expense	3,731	4,561	16,384	18,264
Euro debt currency exchange loss	--	--	--	4,093
Loss on extinguishment of debt	25,054	--	25,054	--
Other income (expense)	(177)	798	(372)	2,593

Earnings from continuing operations before
income taxes	342	24,691	66,290	89,832
Income taxes	(1,555)	7,655	18,229	27,851

Earnings from continuing operations	1,897	17,036	48,061	61,981
Loss from discontinued operations, net of tax	--	(155)	(2,822)	(485)

Net earnings	$1,897	$16,881	$45,239	$61,496

Earnings per share:
Basic:
Earnings from continuing operations	$0.06	$0.54	$1.52	$1.98
Loss from discontinued operations	--	--	(0.09)	(0.02)

Net Earnings	$0.06	$0.54	$1.43	$1.97

Diluted:
Earnings from continuing operations	$0.06	$0.54	$1.50	$1.95
Loss from discontinued operations	--	(0.01)	(0.09)	(0.02)

Net Earnings	$0.06	$0.53	$1.41	$1.93

Weighted average common and common
equivalent shares outstanding:
Basic	31,850	31,355	31,575	31,282
Diluted	32,510	31,816	31,992	31,844

*	Income from operations reflects $723 and $5,908 of restructuring costs incurred during the three and twelve months ended December 31, 2003, respectively.

**	On August 20, 2003, the Board of Directors of Roper Industries, Inc. voted to change the fiscal year end from October 31 to December 31. The twelve month period ending December 31, 2002 is presented on these statements for comparative purposes.

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended December 31,				Twelve months ended December 31,
	2003		2002		2003		2002
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Instrumentation	$50,884		$44,593		$181,329		$173,290
Industrial Technology	43,508		38,173		170,324		164,293
Energy Systems & Controls	33,708		37,052		138,968		128,721
Scientific & Industrial Imaging	41,694		39,250		166,735		148,139

Total	$169,794		$159,068		$657,356		$614,443

Gross profit:
Instrumentation	$29,556	58.1	$26,507	59.4	$105,779	58.3	$100,426	58.0
Industrial Technology	19,024	43.7	17,438	45.7	77,600	45.6	75,733	46.1
Energy Systems & Controls	18,102	53.7	20,381	55.0	73,355	52.8	76,402	59.4
Scientific & Industrial Imaging	22,398	53.7	20,730	52.8	89,404	53.6	77,422	52.3

Total	$89,080	52.5	$85,056	53.5	$346,138	52.7	$329,983	53.7

Operating profit*:
Instrumentation	$10,715	21.1	$8,574	19.2	$31,757	17.5	$30,470	17.6
Industrial Technology	8,561	19.7	8,174	21.4	36,147	21.2	37,461	22.8
Energy Systems & Controls	6,868	20.4	9,013	24.3	26,459	19.0	31,164	24.2
Scientific & Industrial Imaging	7,158	17.2	7,114	18.1	27,954	16.8	23,134	15.6

Total	$33,302	19.6	$32,875	20.7	$122,317	18.6	$122,229	19.9

Bookings:
Instrumentation	$51,325		$45,914		$178,255		$169,539
Industrial Technology	40,906		37,011		168,798		157,839
Energy Systems & Controls	38,422		28,672		143,933		130,468
Scientific & Industrial Imaging	42,474		43,909		154,538		155,758

Total	$173,127		$155,506		$645,524		$613,604

*	Operating profit is before unallocated corporate general and administrative expenses. Such expenses were $3,998 and $4,421 for the three months ended December 31, 2003 and 2002, respectively, and $14,217 and $12,633 for the year ended December 31, 2003 and 2002, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Twelve Months ended December 31,
	2003	2002
Net earnings	$45,239	$61,496
Depreciation	11,540	11,013
Amortization	4,838	3,514
Other, net	9,676	17,283

Cash provided by operating activities	71,293	93,306
Business acquisitions, net of cash acquired	(492,510)	(76,106)
Capital expenditures	(10,422)	(6,380)
Other, net	(4,664)	(1,797)

Cash used by investing activities	(507,596)	(84,283)
Debt borrowings (payments), net	298,837	(11,003)
Dividends	(11,738)	(10,496)
Common stock proceeds	191,560	--
Other, net	9,360	6,398

Cash used by (provided by) financing activities	488,019	(15,101)
Effect of exchange rate changes on cash	3,248	1,877

Net increase (decrease) in cash and equivalents	54,964	(4,201)
Cash and equivalents, beginning of period	15,270	19,471

Cash and equivalents, end of period	$70,234	$15,270